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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of Jones Energy, Inc. of (i) our report dated March 19, 2013 relating to the consolidated financial statements of Jones Energy Holdings, LLC and its subsidiaries at December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, (ii) our report dated March 29, 2013 relating to the balance sheet of Jones Energy, Inc. at March 29, 2013 and (iii) our report dated March 20, 2013 relating to the statement of revenues and direct operating expenses of certain oil and gas properties of Chalker Energy Partners III, LLC and Participating Owners for the period from January 1, 2012 through December 19, 2012, all of which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 28, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm